                                                                   EX-99.906CERT

                                 CERTIFICATIONS

                         Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

Each of the undersigned below certifies that:

     1. This report on Form N-CSR of Lord Abbett Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.; (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: August 22, 2006


                                           By: /s/ Robert S. Dow
                                               ---------------------------------
                                               Robert S. Dow
                                               Chief Executive Officer,
                                               Chairman and President


                                           By: /s/ Joan A. Binstock
                                               ---------------------------------
                                               Joan A. Binstock
                                               Chief Financial Officer and
                                               Vice President

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO THE REGISTRANT AND WILL BE RETAINED BY THE REGISTRANT AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.